UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 23, 2008
Asyst Technologies, Inc.
(Exact Name of Registrant, as Specified in Charter)

California	000-22430	94-2942251
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

46897 Bayside Parkway,
Fremont, California		94538
(Address of Principal		(Zip Code)
Executive Offices)
Registrant’s telephone number, including area code: (510) 661-5000
Not applicable
(Former Name or Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 23, 2008, Mr. Tsuyoshi E. Kawanishi notified the Company that he does not intend to stand for re-election to the Company’s Board of Directors at the Company’s next Annual Meeting of Shareholders, and that his resignation as a member of the Board would be effective as of the commencement of the Annual Meeting. Mr. Kawanishi has served as a member of the Board since June 2003.
IMPORTANT INFORMATION / SOLICITATION PARTICIPANTS LEGEND
Asyst Technologies, Inc. plans to file with the SEC and make available to its shareholders a proxy statement and a white proxy card in connection with its 2008 annual meeting, and advises its shareholders to read the proxy statement relating to the 2008 annual meeting when it becomes available, because it will contain important information. Shareholders may obtain a free copy of the proxy statement and other documents (when available) that Asyst files with the SEC at the SEC’s website at www.sec.gov. The proxy statement and these other documents may also be obtained for free from Asyst by directing a request to Asyst Technologies, Inc., Attn: Investor Relations, John Swenson, 46897 Bayside Parkway, Fremont, California 94538, or from Asyst at www.asyst.com.
Asyst, its directors and named executive officers may be deemed to be participants in the solicitation of Asyst’s shareholders in connection with its 2008 annual meeting. Shareholders may obtain information regarding the names, affiliations and interests of such individuals in Asyst’s preliminary proxy statement filed with the SEC on July 29, 2008.
Item 8.01 Other Events
See Item 5.02 above.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASYST TECHNOLOGIES, INC.
Date: July 29, 2008	By:	/s/ Steve Debenham
Steve Debenham
Vice President, General Counsel and Secretary

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